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                                                                  EXHIBIT 10.11


                  THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF THAT ACT OR UNLESS THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO THE COMPANY) SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. THIS NOTE OR ANY SECURITY ISSUABLE UPON THE CONVERSION HEREOF MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN THIS NOTE OR ANY SUCH SECURITY.

                        Raptor Networks Technology, Inc.
                             CONVERTIBLE BRIDGE NOTE

$__________                                             __________________, 2005

                                                        Due on Demand only after

                                 August 31, 2005


                  For value received, Raptor Networks Technology, Inc., a Colorado corporation (the "Company"), hereby promises to pay, on demand, to the order of ____________________________, an ____________ (the "Holder"), the
principal sum of __________________________________ and no/100ths Dollars
($_________). This Note is one of several Convertible Bridge Notes (the, "Bridge Notes"), issued by the Company up to an aggregate principal amount of $2,200,000 and ranks PARI PASSU with each of such Bridge Notes and any debt instruments issued while such Bridge Notes remain outstanding.

         1. CONVERSION OF PRINCIPAL AND INTEREST INTO QUALIFIED FINANCING. The outstanding principal amount of this Note, together with all accrued but unpaid interest hereunder (the "Outstanding Balance"), shall automatically convert into shares issued in an equity or equity based financing with gross proceeds of at least $4,000,000 (the "Closing"), if any, of the sale of the Company's Convertible Debentures, Series A Preferred Stock , or common stock at a price per share not to exceed $.50 per share (a "Qualified Financing") to investors; PROVIDED, HOWEVER, that for purposes of determining the number of Shares and Warrants to be received by the Holder upon such conversion, the Holder shall be deemed to have tendered 120% of the Outstanding Balance of the Bridge Note as payment of the purchase price of the Qualified Financing. In consideration for the loan evidenced by this Note, the Holder of this Note shall also be issued Bridge Warrants in the form attached as EXHIBIT A for the issuance of 60,000 shares of common stock of the Company at an exercise of $.60 per $100,000 of Bridge Note principle amount.

         2. PAYMENT OF INTEREST AND PRINCIPAL. This Note will bear interest at a rate of 10% per annum. Accrued interest on this Note shall be due and payable upon conversion or maturity

         3. PREPAYMENTS. The Company may prepay all or any part of the principal balance of this Note in cash at any time, without penalty or premium, prior to maturity, subject to the bridge lender's right convert into the Qualified Financing. All payments made on account of the indebtedness evidenced by this Note shall be applied first to accrued but unpaid interest, if any, and the remainder shall be applied to principal. All computations of interest hereunder shall be made on the basis of a year consisting of 365/366 days for the actual number of days elapsed, counting the day of disbursement and not counting the day of payment.


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         4. NONPAYMENT OF PRINCIPAL OR INTEREST. Any and all amounts of principal and interest hereunder if not paid when due shall accrue interest at the rate of 18% per annum or the maximum amount permitted under applicable law, whichever is lower. If the Company fails to pay any amount of principal or interest hereunder when due, the Company agrees to pay the Holder's costs of collection, including the Holder's attorney's fees and expenses, whether or not any court proceeding is instituted in connection with such collection.

         5. MISCELLANEOUS. This instrument and the rights and obligations of all persons hereunder shall be governed by the laws of the State of Florida applicable to contracts made and to be performed in that state. The Company hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest and nonpayment. Any failure of the Holder to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or any other right at any other time. No waiver by the Holder of any default shall be effective unless made in writing nor operate as a waiver of any other future default. All rights and remedies of the Holder, whether provided for herein, in any other written document or conferred by law, are cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all other rights, powers or remedies. The Company hereby irrevocably authorizes any attorney of any court of record to appear for the Company in such court at any time after any amount under this Note becomes due, whether by acceleration or otherwise, and confess a judgment without process in favor of the Holder or any other holder of this Note for the amount then due hereon, together with costs of collection, including the Holder's attorney's fees and expenses, and to release and waive all errors that may intervene and consent to immediate execution upon such judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof. If any part of this Note shall be adjudicated invalid or unenforceable, then such partial invalidity or unenforceability shall not cause the remainder of this Note to become invalid or unenforceable, and if any provision hereof is held invalid or unenforceable in one or more of its applications, the Company agrees that said provision shall remain in effect in all valid and enforceable applications.

         6. NOTICES. All notices and other communications provided for hereunder shall be in writing and delivered, mailed or transmitted by any standard form of telecommunication. Notices and other communications to the Holder shall be directed to it at its address noted on the Company's records; and notices and other communications to the Company shall be directed to it at its address at 1241 E. Dyer Road, Suite 150, Santa Ana CA 92705 or, as to each party, at such other address as shall be designated by such party in a written notice to the other party pursuant hereto. Any notice or other communication shall be deemed to have been duly given (a) when sent by Federal Express or other overnight delivery service of recognized standing, on the business day following deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt. Any party hereto may by notice so given change its address for future notice hereunder.


                  IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of this _____ day of _______________, 2005.


                                         By: __________________________________
                                             Name:  Tom Wittenschlaeger
                                             Title: President & CEO

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